AMENDMENT NO.3
TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 (this "Amendment"), dated as of August 11, 2006, is among Truck Retail Accounts Corporation, a Delaware corporation ("Seller"), Navistar Financial Corporation, a Delaware corporation ("Navistar"), as initial Servicer (Navistar, together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to the Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Company LLC (f/k/a Jupiter Securitization Corporation) ("Conduit") and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as agent for the Purchasers (together with its successors and assigns, the "Agent"), and pertains to that certain Receivables Purchase Agreement dated as of April 8, 2004 by and among the parties hereto, as heretofore amended (the "Agreement"). Unless defined elsewhere herein, capitalized terms used in this, Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

The Seller Parties have requested that the Agent and the Purchasers agree to amend certain provisions of the Agreement; and

The Agent and the Purchasers are willing to agree to the requested amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Amendments.

(a)  All references in the Agreement to "Jupiter Securitization Corporation" are hereby replaced with "Jupiter Securitization Company LLC".

(b)  Each of the following definitions set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

"Concentration Limit" means, at any time, for any Obligor, 33.33% of the Loss Reserve, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon notice to Seller, cancel any Special Concentration Limit; provided, however, that such Special Concentration Limit shall remain in place until the first Weekly Settlement Date following the fifteenth (15th) Business Day following the delivery of such notice. As of the date hereto, until notice from the Agent to the contrary in accordance with the proceeding sentence, the following Special Concentration Limits, as amended with the Agent's consent in the Weekly Report, shall be in effect: (i) Walmart Leasing, and Affiliates 90.0%; (ii) Anheuser Bush, Inc., and Affiliates 90.0%; (iii) Safeway Stores, 50.0%; (iv) Sara Lee, and Affiliates 50.0%; (v) PHH/Ameri Gas and Affiliates, 50.0%; (vi) [Intentionally deleted], (vii) Ryder Truck Rental and Affiliates, 50.0%, and (viii) Laidlaw, Inc. and Affiliates, 25.0%.

"Credit Enhancement Trigger" means (a) a downgrade of the Parent below (i) Ba3 by Moody's Investors Service, Inc. ("Moody's") and BB- by Standard & Poor's Ratings Service ("Standard & Poor's") or (ii) B1 by Moody's or (iii) B+ by Standard & Poor's, or (b) a withdrawal of ratings by both Moody's and Standard & Poor's.

"Liquidity Termination Date" means August 10, 2007.

"Transferor Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of July 1, 2005 among Navistar, Arrendadora Financiera Navistar, S.A. de C.V., Organization Auxiliar del Credito, Servicios Finacieros Navistar, S.A. de C.V., Sociedad Financiera de Objeto Limitado and Navistar Comercial, S.A. de C.V., as borrowers, various lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Banc of America, N.A., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Book Managers and Joint Lead Arrangers, as the same may be amended, restated or otherwise modified from time to time.

Section 2.                         Representations and Warranties. In order to induce the parties to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment, each of such Seller Party's representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Sction 3                       Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

Section 4.                      Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(c)            Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION

By:  /s/ JOHN V. MULVANEY, SR.
Name:  John V. Mulvaney, Sr.
Title:    V.P.,Controller

NAVISTR FINANCIAL CORPORATION

By:  /s/ JOHN V. MULVANEY, SR.
Name:  John V. Mulvaney, Sr.
Title:    V.P.,Controller

JUPITER SECURIZATION COMPANY LLC
By:  JPMorgan Chaase bank, N.A., ITS Attorney-in-Fact

By:   /s/ JOHN K. SVOLOS
Name:    John K. Svolos
Title:     Vice President

JPMORGAN CHASE BANK, N.A, individually as a Financial Institution and as Agent

By:    /s/ JOHN K. SVOLOS
Name:     John K. Svolos
Title:      Vice President